UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 08, 2023

KALVISTA PHARMACEUTICALS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36830	20-0915291
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Cambridge Parkway Suite 901E
Cambridge, Massachusetts		02142
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 857 999-0075

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	KALV	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective June 8, 2023, KalVista Pharmaceuticals, Inc. (the “Company”) entered into the Amended and Restated Executive Employment Agreement with the Company’s President, Chief Business Officer and Chief Financial Officer, Benjamin L. Palleiko, dated June 8, 2023 (the “Agreement”). The Agreement amends and restates the Amended and Restated Employment Agreement entered into by and between the Company and Mr. Palleiko dated June 26, 2019 (the “Existing Agreement”). The Agreement provides that Mr. Palleiko shall receive, in addition to the benefits currently provided for in the Existing Agreement, a base salary increased to an annual rate of $565,000 (the “Base Salary”) and shall have a target bonus opportunity increased to 50% of his Base Salary (the “Target Bonus”) during his Term of Employment. All capitalized terms not otherwise defined herein have the same meanings as ascribed to them in the Agreement.

Further, the severance benefits have been amended such that should Mr. Palleiko’s Term of Employment be terminated by the Company without Cause (other than due Mr. Palleiko’s death or Disability) or by Mr. Palleiko for Good Reason, in either case prior to the date of a Change in Control or more than two years after a Change in Control, Mr. Palleiko shall be entitled to, in addition to the benefits currently provided for in the Existing Agreement, (i) a lump sum payment equal to 15 months of Mr. Palleiko’s then-current Base Salary; and (ii) provided that Mr. Palleiko timely elects continued coverage under COBRA, the Company will reimburse Mr. Palleiko for the monthly COBRA cost of continued health and dental coverage of Mr. Palleiko and his qualified beneficiaries paid by Mr. Palleiko under the health and dental plans of the Company, less the amount that Mr. Palleiko would be required to contribute for health and dental coverage if Mr. Palleiko were an active employee of the Company, for 15 months (or, if less, for the duration that such COBRA coverage is available to Mr. Palleiko). Notwithstanding the above, if the Company determines in its sole discretion that it cannot provide the COBRA benefits described herein without violating applicable law (including, without limitation, Section 2716 of the Public Health Service Act), the Company shall in lieu thereof provide Mr. Palleiko with a taxable lump sum payment in an amount equal to the then-unreimbursed monthly COBRA premiums.

Additionally, if Mr. Palleiko’s employment is terminated by the Company (or any entity to which the obligations and benefits under the Agreement have been assigned pursuant to Section 9(b)) of the Agreement without Cause or by Mr. Palleiko for Good Reason, in either case during the two year period immediately following a Change in Control, then Mr. Palleiko shall be entitled to, in addition to the benefits currently provided for in the Existing Agreement, (i) a lump sum payment equal to 21 months of Mr. Palleiko’s then-current Base Salary; and (ii) provided that Mr. Palleiko timely elects continued coverage under COBRA, the Company will reimburse Mr. Palleiko for the monthly COBRA cost of continued health and dental coverage of Mr. Palleiko and his qualified beneficiaries paid by Mr. Palleiko under the health and dental plans of the Company, less the amount that Mr. Palleiko would be required to contribute for health and dental coverage if Mr. Palleiko were an active employee of the Company, for 21 months (or, if less, for the duration that such COBRA coverage is available to Mr. Palleiko). Notwithstanding the above, if the Company determines in its sole discretion that it cannot provide the COBRA benefits described herein without violating applicable law (including, without limitation, Section 2716 of the Public Health Service Act), the Company shall in lieu thereof provide Mr. Palleiko with a taxable lump sum payment in an amount equal to the then-unreimbursed monthly COBRA premiums. Notwithstanding the foregoing, the Company shall provide Mr. Palleiko with a taxable lump sum payment in an amount equal to the then-unreimbursed monthly COBRA premiums for months 19-21.

The above description of the Agreement and does not purport to be complete and are qualified in their entirety by the full text of such Agreement, which is filed as Exhibit 10.1.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 14, 2023, in connection with the effectiveness of new Securities and Exchange Commission rules regarding universal proxy cards, certain recent changes to the Delaware General Corporation Law (the “DGCL”), and a periodic review of the bylaws of KalVista Pharmaceuticals, Inc. (the “Company”), the Company’s board of directors (the “Board”) approved and adopted the Company’s amended and restated bylaws (the “Amended and Restated Bylaws”), which became immediately effective.

Among other things, the amendments effected by the Amended and Restated Bylaws:

•
revise certain provisions relating to adjournment procedures and lists of stockholders entitled to vote at stockholder meetings, in each case to conform to recent amendments to the DGCL;
•
update certain provisions related to the conduct of stockholder meetings, including clarifying that the presiding person of a stockholder meeting may set additional attendance or other procedures for meeting attendees and Rule 14a-8 proponents;
•
revise the procedures and disclosure requirements set forth in the advance notice bylaw provisions, including (1) requiring additional information, representations and disclosures from proposing stockholders, proposed nominees and other persons related to a stockholder’s solicitation of proxies and (2) restricting the number of nominees a stockholder may nominate for election at a meeting to the number of directors to be elected at such meeting;

•
address matters relating to Rule 14a-19 under the Securities Exchange Act of 1934, as amended (the “Universal Proxy Rules”) (e.g., providing that stockholders delivering a notice of nomination certify to the Company in writing that they have complied with the Universal Proxy Rules requirements, providing the Company a remedy if a stockholder fails to satisfy the Universal Proxy Rules requirements, requiring that a stockholder providing notice pursuant to the advance notice bylaws to inform the Company if a stockholder no longer plans to solicit proxies in accordance with the Universal Proxy Rules, and requiring stockholders intending to use the Universal Proxy Rules to provide reasonable evidence of the satisfaction of the requirements under the Universal Proxy Rules at least five business days before the meeting, etc.);
•
require that a stockholder directly or indirectly soliciting proxies from other stockholders use a proxy card color other than white;
•
require that a stockholder intending to authorize a qualified representative to act for such stockholder as a proxy to present a nomination or proposal at such meeting to give notice of such authorization to the Company at least three business days before the applicable meeting;
•
amend the notice provisions to reflect amendments to the DGCL relating to electronic transmission of notices to stockholders;
•
add an emergency bylaw provision to provide clarity and authority to directors and certain officers during an emergency situation that would otherwise prevent a quorum of the Board or a Board committee from being achieved; and
•
provides that, unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, the United States District Court for the District of Delaware), shall be the sole and exclusive forum for (a) any derivative action or proceeding brought in the name or right of the Company or on behalf of the Company, (b) any action or proceeding asserting a claim that is based upon a breach of a duty owed by a current or former director, officer, employee, agent or stockholder of the Company to the Company or the Company’s stockholders, (c) any action or proceeding arising or asserting a claim arising pursuant to any provision of the DGCL (or as to which the DGCL confers jurisdiction upon the Court of Chancery) or any provision of the Company’s certificate of incorporation, any designation relating to any outstanding to any series of preferred stock, or the Amended and Restated Bylaws, (d) any action to interpret, apply, enforce, or determine the validity of the Company’s certificate of incorporation or the Amended and Restated Bylaws, or (e) any action or proceeding asserting a claim governed by the internal affairs doctrine.

The Amended and Restated Bylaws also incorporate ministerial, clarifying and conforming changes, including changes to align with the language used in certain provisions of the DGCL and the Universal Proxy Rules.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Amended and Restated Bylaws of KalVista Pharmaceuticals, Inc. (as amended and restated on June 14, 2023
10.1	Amended and Restated Executive Employment Agreement between KalVista Pharmaceuticals, Inc. and Benjamin L. Palleiko, dated June 8, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KALVISTA PHARMACEUTICALS, INC.

Date:	June 14, 2023	By:	/s/ Benjamin L. Palleiko
Benjamin L. Palleiko President, Chief Business Officer and Chief Financial Officer